Philip W. Coolidge
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116



                                                   October 18, 1996


Domini Institutional Trust
6 St. James Avenue, 9th Floor
Boston, Massachusetts  02116


Ladies and Gentlemen:

        I have acted as counsel to Domini Institutional Trust, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") on October 18, 1996 (the "Registration Statement"), with respect to an indefinite number of Shares of Beneficial Interest ($0.01 par value) (the "Shares") of a series of the Trust designated as Domini Institutional Social Equity Fund (the "Fund").

        In connection with this opinion, I have examined the following described documents:

        (a) the Registration Statement;

        (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State; and

        (c) copies of, the Trust's By-Laws and certain votes of the Trustees of the Trust authorizing the issuance of the Shares.

        This opinion is limited solely to the laws of the Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which I express no opinion) as applied by courts in such Commonwealth to the extent such laws may apply to or govern the matters covered by this opinion.

       I understand that all of the foregoing assumptions and limitations are acceptable to you.

        Based upon and subject to the foregoing, please be advised that it is my opinion that the Shares, when issued and sold in accordance with the Registration Statement and the Trust's Declaration of Trust and By-Laws, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.

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Domini Institutional Trust
October 18, 1996
Page 2



        I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                                Very truly yours.


                                                /S/ PHILIP W. COOLIDGE
                                                -------------------------------
                                                Philip W. Coolidge